Exhibit 10.25
February 1, 2006
Re:           Post-IPO Registration Rights
Dear NGTV Note Holder:
     You are the holder of a bridge note (the “Note”) issued in connection with a bridge financing of NGTV in anticipation of NGTV’s initial public offering of units (the “Units”) comprised of common stock and warrants (the “IPO”). Your Note will convert into Units at the time of the IPO in accordance with the terms of your Note and the subscription documents you signed at the time of your investment.
     You have previously elected to not have all or a portion of your Units registered as part of NGTV’s IPO registration statement (the “Unregistered Units”), and instead you will be issued an additional one half warrant. Such Unregistered Units will be afforded the following registration rights by NGTV:
     NGTV will use its best efforts to cause the common stock underlying such Unregistered Units (the “Common Stock”) and the common stock underlying the warrants underlying such Units (the “Warrant Shares”) (the Common Stock and Warrant Shares, the “Registrable Securities”) to be registered on an effective registration statement under the Securities Act of 1933, as amended (the “Registration Statement”), such Registration Statement to be effective on the first anniversary of the effectiveness of NGTV’s IPO registration. NGTV may, in the good faith determination of its board of directors, determine to postpone or delay the filing or effectiveness of the Registration Statement if it is determined that such an undertaking would not be in the best interests of NGTV and its stockholders. Registrable Securities shall include any securities of NGTV issued in exchange for such Registrable Securities and all equitable adjustments made on account of such securities including stock splits, issuances of dividends, recapitalizations and similar transactions.
     If you have any questions regarding the above grant of registration rights, please contact NGTV directly at (310) 556-8600.